UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2020

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Liberty Street, 27th Floor, New York, NY	10281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 775-600-2765

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
None	-	-

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into Material Definitive Agreement.

On December 15, 2020, TheMaven, Inc. (the “Company”), Maven Coalition, Inc. (as successor to HubPages, Inc.), and Paul Edmondson, solely in his capacity as Securityholder Representative, entered into the fourth amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of March 13, 2018, by and among the Company,

HubPages, Inc., HP Acquisition Co., Inc., and Mr. Edmondson, as amended (the “Merger Agreement”).

Pursuant to the terms of the Amendment, the parties agreed, among other things, that:

●	the Stock Awards (as that term is defined in the Merger Agreement) shall cease to vest and all unvested shares shall be deemed unvested and forfeited, leaving an aggregate of 1,064,549 shares vested under the Stock Awards (the “Vested HP Shares”);
●	the RSU Grant (as that term is defined in the Merger Agreement) shall be modified to vest on December 31, 2020 and as of the close of business on December 31, 2020, each RSU Grant shall be terminated and deemed forfeited, with no shares vesting thereunder; and
●	subject to certain conditions, the Company agreed to purchase from the Key Personnel (as that term is defined in the Merger Agreement), or their respective successors or assigns of the Vested HP Shares, all of the Vested HP Shares at a price of $4.00 per share in 24 equal monthly installments on the second business day of each calendar month beginning on January 4, 2021.

Furthermore, each of the Key Personnel agreed that they will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of their Vested HP Shares; or (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any of their Vested HP Shares, whether any transaction described in clause (i) or (ii) is to be settled by delivery of the Company’s common stock, other securities, in cash or otherwise, without the prior written consent of the Company; provided; however, that the foregoing shall not apply to transfers of Vested HP Shares (x) as a bona fide gift or gifts, (y) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or an immediate family member, or (z) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement.

The foregoing is only a brief description of the respective material terms of the Amendment, does not purport to be a complete description of the respective rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to Agreement and Plan of Merger, dated as of December 15, 2020, by and among TheMaven, Inc., Maven Coalition, Inc. and Paul Edmondson as the Securityholder Representative

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: December 21, 2020	By:	/s/ Doug Smith
	Name:	Doug Smith
	Title:	Chief Financial Officer